Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dennis A. Long and Denise Portmann, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign this Registration Statement to be filed by Pacific Financial Corporation, relating to 695,000 shares of its common stock, $1.00 par value, to be sold from time to time by Ithan Creek Master Investors (Cayman) L.P., as well as any and all amendments (including post-effective amendments) to such Registration Statement and to file the same, with exhibits, with the Securities and Exchange Commission.  In addition, each of the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities indicated as of the 28th day of September, 2009.

Signature	Title

/s/ Dennis A. Long	President, Chief Executive Officer, and
Dennis A. Long	Director

/s/ Denise Portmann	Chief Financial Officer
Denise Portmann

/s/ Gary C. Forcum	Director (Chairman of the Board)
Gary C. Forcum

/s/ G. Dennis Archer	Director
G. Dennis Archer

/s/ John R. Ferlin	Director
John R. Ferlin

/s/ Susan C. Freese	Director
Susan C. Freese

/s/ Edwin Ketel	Director
Edwin Ketel

/s/ Randy W. Rognlin	Director
Randy W. Rognlin

/s/ Randy Rust	Director
Randy Rust

/s/ Douglas M. Schermer	Director
Douglas M. Schermer